B u l l s N B e a r s . c o m  A n n o u n c e s  N a m e  C h a n g e  t o

M i c h a e l  J a m e s  E n t e r p r i s e s ,  I n c .  a n d   C h a n g e  o f

S t o c k  T i c k e r  S y m b o l

F O R   I M M E D I A T E   R E L E A S E :

B u l l s N B e a r s . c o m   S u b s i d i a r y   W i l l   F i l e   R e g i s t r a t i o n

S t a t e m e n t   W i t h   S E C   t o   E f f e c t   S p i n - O f f

December 4, 2015

WEST PALM BEACH, FL –BullsNBears.com, Inc. (OTCBB:BNBI),  today announced that on December

1, 2015 its Board of Directors  approved changing the company’s name to “Michael James Enterprises

Inc.” and filing with FINRA for  a new stock ticker symbol, both  of which will be effective December  11,

2015.

Additionally, the Company announced that its wholly owned subsidiary, BullsNBears Holdings, Inc. will file a registration statement with the Securities and Exchange Commission in connection with the proposed spin-off of that subsidiary and its proprietary Financial Networking Portal into a standalone, publicly traded company through a previously announced shareholder dividend.

The changes are in preparation for  the Company’s planned acquisition  of Michael James Enterprises, Inc.,

which is a Direct Response Marketing Company and which will enhance its growth strategy leveraging its

Public company status for  future capital raises, marketing, branding and advertising while gaining investor visibility.

James M. Farinella, CEO Stated “This is another  very important step in the process for  Michael James

Enterprises, Inc. (MJE).  Operationally we began the process  this week of creating the samples for  the acne treatment system.  These samples are expected to be ready in early January 2016 for  delivery to the independent verification group to begin  before and after pictures, competitive products comparisons,

testimonials and the like. We are highly confident of what the results will be because private  testing of the product has already been  conducted. I am very excited to complete the acquisition of MJE into BNBI in the very near  future.”

“The imminent filing of the registration statement is an important step in our plan to establish BullsNBears

Holdings as a separately traded public entity,” said James Palladino, the Chairman and CEO of the post spun-off  BullsNBears Holdings. “We are confident that establishing these two highly focused companies,

each  with its optimal corporate structure, will allow our  shareholders to more fully benefit from the compelling value creation opportunities associated with each  business.”

The spin-off will be effected by a distribution of BullsNBears Holdings shares on a pro-rata basis to the shareholders of the Company as of the November  20, 2015 record date as previously announced  as a special dividend. The registration statement includes a preliminary information  statement about the terms and conditions of the spin-off, as well as important information  about BullsNBears Holdings as a standalone business, including BullsNBears Holdings financial information and operating growth strategies. Shareholders who want more information regarding the spin-off of BullsNBears Holdings,

including the potential benefits and risks associated with the transaction, should review the registration statement, which  will be available on the SEC’s website www.sec.gov.

The completion of the spin-off is subject to a number  of conditions including the receipt of a favorable opinion  with respect to the tax-free nature of the transaction  for  federal income tax purposes and final approval by the new Michael James Enterprises board of directors. The spin-off is not subject to Michael

James Enterprises shareholder  vote.

All shareholders should be advised that certain online stock quote sources might not immediately report the new name and ticker effectively. Regardless, the Company is expected to trade as usual.

About BullsNBears.com, Inc.

BullsNBears.com, Inc. is a developmental stage company, focused on  developing a Social Media Financial networking platform to be used by companies and individuals in the Financial Community.

About Michael James Enterprises, Inc.

We are a direct response marketing company. We identify and engage in the development and market of consumer products. We employ four  primary channels: Direct Response Television  (Infomercials),

Television  Shopping Networks, Internet and Retail Outlets. We have identified several candidate products for  development with our first product launch  expected in the first half of 2016. This first product launch will be for a revolutionary new approach to treating acne. Michael James Enterprises, Inc. (MJE) has acquired the exclusive patent rights to the science for  the treatment of acne in North  America.

Safe  Harbor Statement

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-

looking statements are commonly identified by words such as “would,” “may,” “will,” “expects,” and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve  risks  and uncertainties that could cause actual results to differ materially from current expectations. We assume no obligation to update or revise  any forward-looking statement, whether as a result of new  information, future events or any other reason.

CONTACT INFORMATION

Contact:

If you  would like additional information  on  BullsNBears.com,  Inc.,

Please contact us at: 6586  W. Atlantic Ave.

Suite 103

Delray Beach, FL 33446

Tel: (561) 692-2800

www.bullsnbears.com

Integrated  Capital  Partners, Inc.

784  Morris Turnpike

#334

Short  Hills, NJ 07078

Tel  (908)204-0004